EXHIBIT 4.2

                                                       APPENDIX C

                    DAIN RAUSCHER CORPORATION
          EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, is made this 31 day of March, 1998, by and between Dain Rauscher Corporation, a Delaware corporation
(the "Company"), and _____________________ ("Employee").

          WITNESSETH, THAT:

          WHEREAS, the Company wishes to grant this stock option to Employee pursuant to its 1996 Stock Incentive Plan (the
"Plan").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.   Grant of Option.

          The Company hereby grants to Employee, on the date set forth above, the right and option (hereinafter called "this option") to purchase all or any part of an aggregate of shares of Common Stock, par value $0.125 per share, at the price of $58.875 per share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   Duration and Exercisability.

          (a) This option may not be exercised by Employee until the expiration of twelve (12) months from the date of grant, and this option shall in all events terminate ten (10) years after the date of grant. Subject to the other terms and conditions set forth herein, this option may be exercised by Employee in cumulative installment as follows:

                                Cumulative percentage
      On or after each of       of shares as to which
      the following dates       Option is exercisable
      -------------------       ---------------------
          March 31, 1999                20%
          March 31, 2000                50%
          March 31, 2001                100%


          (b) During the lifetime of Employee, this option shall be exercisable only by Employee. This option shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

          3.   Effect of Termination of Employment.

          (a) In the event that Employee shall cease to be employed by the Company or its subsidiaries for any reason other than Employee's gross and willful misconduct, Employee's death or disability, or Employee's retirement (as provided in paragraphs
(b), (c) and (d) of this Section3, respectively), Employee shall have the right to exercise this option at any time within three months after such termination of employment to the extent of the full number of shares Employee was entitled to purchase under this option on the date of termination, subject to the condition that this option shall not be exercisable after the expiration of its term.

          (b) In the event that Employee shall cease to be employed by the Company or its subsidiaries by reason of Employee's gross and willful misconduct during the course of employment, including but not limited to, the wrongful appropriation of funds, or the commission of a gross misdemeanor or felony, this option shall be terminated as of the date of the misconduct.

          (c) If Employee shall die while in the employ of the Company or its subsidiaries or if Employee shall become disabled within the meaning of Code Section 22(e)(3) while in the employ of the Company or its subsidiaries and Employee shall not have fully exercised this option, this option may be exercised at any time within twelve months after Employee's death or disability by the personal representative(s), administrator(s), or, if applicable, guardian(s) of Employee or by any person or person to whom this option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under this option on the date of death (or termination of employment, if earlier) or disability and subject to the condition that this option shall not be exercisable after the expiration of its term.

          (d) If Employee shall cease to be employed by the Company or its subsidiaries (i) for any reason other than Employee's gross and willful misconduct or Employee's death or disability (as provided in paragraphs (b) and (c) of this Section 3, respectively), (ii) at a time when Employee shall not have fully exercised this option and (iii) at a time when Employee has been employed by the Company or its subsidiaries for a period of at least ten (10) years, this option may be exercised by Employee at any time on or prior to the earlier of the third anniversary of the date Employee ceased to be employed by the Company or its subsidiaries or the expiration of the term of this option (the period ending as of the earlier of such dates being referred to hereinafter as the "post-retirement extended exercise period") to the extent of the full number of shares Employee was entitled to purchase under this option on the date Employee ceased to be so employed, subject, however, to the condition that during such post-retirement extended exercise period Employee shall not (x) perform any services for or otherwise participate, directly or indirectly, in the business of any broker/dealer or other entity engaged in any business in which the Company or any of its subsidiaries or affiliates is engaged or (y) act in any manner determined by the committee of the Company's Board of Directors administering the Plan to be adverse to the interests of the Company or its subsidiaries. If at any time during such post-retirement extended exercise period Employee shall cease to satisfy this condition, Employee's right to exercise this option pursuant to this paragraph (d) shall terminate immediately and Employee shall thereafter only be entitled to exercise this option in accordance with paragraph (a) of this Section 3.

          4.   Manner of Exercise.

          (a) This option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which this option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

          (b) Employee may pay the option price (i) by check (bank check, certified check or personal check), (ii) with the approval of the Company, by delivering to the Company for cancellation shares of the Company's Common Stock having a fair market value equal to the option price; provided, however, that Employee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of this option or any other stock option of the Company, or (iii) by delivering to the Company for cancellation, in whole or in part, the Company's Subordinated Debenture dated March 31, 1998 held by Employee in an aggregate face amount equal to the option price.

          5.   Acceleration of Exercisability.

          Notwithstanding any installment or delayed exercise provision contained in this Agreement, this option may be exercised in full on or after the sixteenth business day following the date of a "Change in Control" (as hereinafter defined). For purposes hereof, the following terms shall have the definitions set forth below:

     (a)  "Change in Control" shall mean:

          (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or its subsidiaries, or the Company Stock Bonus Plan, or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of the Company Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
          Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

          (ii) the Continuing Directors (as hereinafter defined) cease to constitute a majority of the Company's Board of Directors;

          (iii) the shareholders of the Company approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (3) any plan of liquidation or dissolution of the Company; or

          (iv) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

          (b) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on the date of this Agreement or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this paragraph (b), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Company's Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          6.   Miscellaneous.

          (a) This option is issued pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

          (b) This agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Employee upon exercise of this option.

          (c) The exercise of all or any parts of this option shall only be effective at such time that the sale of Common
Stock pursuant to such exercise will not violate any state or federal securities or other laws.

          (d) If Employee exercises all or any portion of this option subsequent to any change in the number or character of the outstanding shares of the Company's Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), Employee shall then receive for the aggregate price paid by Employee on such exercise of this option, the number and type of securities or other consideration which Employee would have received if such option had been exercised prior to the event changing the number or character of outstanding shares.

          (e) The Company shall at all times during the term of this option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this agreement.

          (g) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of this option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i)having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with the rules of the committee of the Company's Board of Directors that administers the Plan (the "Committee"), or (ii)delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with the rules of the Committee.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the day and year first above written.

                                   Dain Rauscher Corporation

                                   By John C. Appel
                                      -----------------------
                                      John C. Appel
                                      Vice Chairman & CFO
                                     Dain Rauscher Corporation

                                     __________________________
                                             ["Employee"]